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EPR Properties Announces Conference Call Access to Annual Meeting of Shareholders

KANSAS CITY, Mo.--(BUSINESS WIRE)-May 15, 2020 - EPR Properties (NYSE:EPR) announced today that due to the ongoing public health issues arising from the COVID-19 pandemic and to support the health and well-being of its shareholders, it is providing conference call access to its 2020 Annual Meeting of Shareholders (the “Annual Meeting”) to be held on Friday, May 29, 2020 at 11:00 a.m. (Central Time).

While attendance in person at the Annual Meeting will still be permitted, the Company strongly encourages all shareholders to access the Annual Meeting via the conference call, rather than attending the Annual Meeting in person in light of risks associated with the COVID-19 pandemic. In addition, only Company officers needed to conduct the business of the meeting will be present, and no other officers or trustees will be attending the meeting in person. Shareholders may listen to the formal proceedings of the Annual Meeting, followed by a brief business update of the Company, by accessing the Annual Meeting via the conference call. If shareholders not attending the Annual Meeting wish to submit questions, they may do so by emailing annualmeeting@eprkc.com by May 28, 2020. We will answer as many questions as time permits at the meeting.

Please be advised that shareholders will not be deemed "present" and will not be able to vote their shares, or revoke or change a previously submitted vote, at the Annual Meeting by participating on the conference call. Whether or not shareholders plan to attend the Annual Meeting, the Company urges shareholders to vote and submit their proxy in advance of the Annual Meeting by one of the methods described in the Proxy Statement and notice for the Annual Meeting.

To access the conference call, which will be audio only, dial (866) 587-2930 and when prompted, provide the passcode 2342298. Telephone participants should connect to the conference call at least 10 minutes before the meeting.

About EPR Properties
EPR Properties is a leading experiential net lease real estate investment trust (REIT), specializing in select enduring experiential properties in the real estate industry. We focus on real estate venues which create value by facilitating out of home leisure and recreation experiences where consumers choose to spend their discretionary time and money. We have over $6.7 billion in total investments across 44 states. We adhere to rigorous underwriting and investing criteria centered on key industry, property and tenant level cash flow standards. We believe our focused approach provides a competitive advantage and the potential for stable and attractive returns. Further information is available at www.eprkc.com.

EPR Properties
Brian Moriarty, 888-EPR-REIT
www.eprkc.com
Source: EPR Properties